United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report: July 14, 2018
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LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
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DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986-5600
 __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Œ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Œ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Œ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 14, 2018, Mike Kinney, the current Director of Investors Relations and Treasurer of Louisiana-Pacific Corporation (the “Company”), was appointed interim Chief Financial Officer and Treasurer of the Company.  Mr. Kinney, age 55, is a more than 30-year veteran of the Company.  Mr. Kinney assumed the role of interim Chief Financial Officer of the Company in connection with the previously announced retirement of Sallie B. Bailey as Executive Vice President and Chief Financial Officer of the Company.  The Company has retained a leading executive search firm to assist it with a search for a permanent CFO, which is underway.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

July 16, 2018	LOUISIANA-PACIFIC CORPORATION By /s/ Timothy Mann, Jr. Timothy Mann, Jr. Executive Vice President and General Counsel